Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2017 Financial Results

•	Total revenue of $543 million, up 17% Y/Y

•	Recurring revenues of $445 million, up 16% Y/Y

•	Cloud services and subscription revenue of $175 million, up 17% Y/Y

•	License revenue of $98 million, up 19% Y/Y

•	GAAP-based EPS, diluted of $0.18 on a post share split basis, down 50% Y/Y (up 634% YTD)

•	Non-GAAP-based EPS, diluted of $0.54 on a post share split basis, up 8% Y/Y (up 5% YTD)

•	The public offering of common shares in the quarter diluted both GAAP-based and Non-GAAP-based EPS by approximately $0.01 on a post share split basis

Waterloo, ON, February 2, 2017 - Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) announced today its financial results for the second quarter ended December 31, 2016.
“OpenText delivered record revenue of $543 million in the second quarter of Fiscal 2017, up 17% year over year, with solid operational performance of 34% adjusted operating margin,” said OpenText CEO and CTO, Mark J. Barrenechea. "We made significant progress in advancing our vision, products and market reach over the last 12 months, and it is reflected in our financial results."
"Businesses in all industries are transforming into software and analytic companies and Enterprise Information Management ("EIM") is a key platform in enabling that transformation. The very nature of work has changed, and customers are seeking new platforms for content services, customer experience, supply chains, with discovery and analytics," said Barrenechea. "Customers are seeing greater value from Digitalization, and with Release 16 and our recent acquisitions, OpenText is well positioned to enable the next wave of digital transformation."
On January 23, 2017, OpenText completed the acquisition of Dell-EMC's Enterprise Content Division ("ECD Business"), including Documentum.
Mr. Barrenechea added, "OpenText, with great enthusiasm, welcomes our new Documentum and ECD employees, customers, and partners. We are the market leader in Content Services. This acquisition adds a world-class team of Content Management experts and significantly increases our presence in key verticals such as Life Sciences, Pharmaceuticals, Energy, Engineering and Public Sector industries, while expanding our Cloud Services offerings and increasing our geographical reach into new countries."

Reconciliation of Common Shares Outstanding

	Pre share split	Post share split
Common shares outstanding prior to equity public offering	121,595,146	243,190,292
Issuance of Common Shares from equity public offering	9,250,000	18,500,000
Exercise of underwriters over allotment option	655,302	1,310,604
Total common shares outstanding as of December 31, 2016	131,500,448	263,000,896

Financial Highlights for Q2 FY17 with Year Over Year Comparisons

Summary of Quarterly Results
	Q2 FY17	Q2 FY16	$ Change	% Change (Y/Y)		Q2 FY17 in CC*	% Change in CC*
Revenues: (in millions)
Cloud services and subscriptions	$175.1	$149.1	$26.0	17.4%		$175.6	17.8%
Customer support	219.7	184.1	35.5	19.3%		221.1	20.1%
Professional service and other	50.2	50.3	—	(0.1)%		50.8	1.2%
Total Recurring revenues	$444.9	$383.5	$61.5	16.0%		$447.5	16.7%
License	97.8	81.9	15.9	19.4%		98.0	19.7%
Total revenues	$542.7	$465.3	$77.4	16.6%		$545.6	17.2%
GAAP-based operating margin	19.7%	23.6%	n/a	(390)	bps
Non-GAAP-based operating margin (1)	34.0%	37.0%	n/a	(300)	bps	33.9%	(310)	bps
GAAP-based EPS, diluted(2)	$0.18	$0.36	($0.18)	(50.0)%
Non-GAAP-based EPS, diluted (1)(2)(3)	$0.54	$0.50	$0.04	8.0%		$0.54	8.0%
Operating cash flows (in millions)	$107.0	$123.9	($16.9)	(13.6)%

Summary of YTD Results
	FY17 YTD	FY16 YTD	$ Change	% Change (Y/Y)		FY17 YTD in CC*	% Change in CC*
Revenues: (in millions)
Cloud services and subscriptions	$344.7	$296.9	$47.9	16.1%		$346.3	16.6%
Customer support	429.9	369.8	60.1	16.2%		433.9	17.3%
Professional service and other	101.3	100.0	1.3	1.3%		102.8	2.8%
Total Recurring revenues	$876.0	$766.7	$109.3	14.3%		$883.0	15.2%
License	158.4	133.2	25.2	18.9%		159.2	19.5%
Total revenues	$1,034.4	$899.9	$134.5	14.9%		$1,042.2	15.8%
GAAP-based operating margin	17.5%	20.7%	n/a	(320)	bps
Non-GAAP-based operating margin (1)	32.5%	35.6%	n/a	(310)	bps	32.3%	(330)	bps
GAAP-based EPS, diluted(2)	$3.89	$0.53	$3.36	634.0%
Non-GAAP-based EPS, diluted (1)(2)(3)	$0.97	$0.92	$0.05	5.4%		$0.98	6.5%
Operating cash flows (in millions)	$180.5	$216.7	($36.2)	(16.7)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

“The Company achieved excellent results for the second quarter of Fiscal 2017, with strong revenue growth in all regions and a continued focus on delivering solid bottom line results. Factoring integration of the ECD Business, we expect our adjusted operating margin for Fiscal 2017 to be at the mid-point of our published 30% to 34% target margin range," said OpenText CFO, John Doolittle. "Our 2020 aspirations for the business remain unchanged, including the anticipated adjusted operating margin range of 34% to 38%."

Doolittle added, "OpenText generated significant operating cash flow in our second quarter, up approximately 46% from the first quarter of this Fiscal year and down 14% compared to the same period last year. With the acquisition of the ECD Business, OpenText will onboard a significant cash flow generating business. The Company's financial position remains strong and we expect to benefit from synergies as we integrate our recently acquired assets into our business model."

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.

Integration of the ECD Business
As OpenText integrates the acquisition, we anticipate a one-time deferred revenue adjustment that will result in a reduction in revenue over the next four quarters of approximately $50 million. The impact on revenues for Q3 and Q4 of Fiscal 2017 is approximately half of this adjustment. In addition to this deferred revenue adjustment, we expect revenues from the ECD Business to be down 5% to 10% for the next few quarters due to typical integration activities, and then normalize to historical levels thereafter. Further, we expect the ECD Business to be on the OpenText operating model within 12 months.
In connection with the acquisition, OpenText is implementing restructuring activities to streamline our operations. These restructuring charges are expected to be incurred during the remainder of Fiscal 2017 and into Fiscal 2018. The anticipated cost is expected to be approximately $50 million, and primarily relates to workforce and facility consolidations. Once these restructuring activities are completed, OpenText anticipates annualized cost savings of approximately $60 million. We expect any savings realized during the remainder of Fiscal 2017, to be largely offset by one-time ECD integration costs.
OpenText Quarterly Business Highlights

•	25 customer transactions over $1 million, 8 OpenText Cloud contract signings and 17 on-premises

•	Financial, services, consumer goods, technology and public sector industries saw the most demand in cloud and license

•
New customers in the quarter included U.S. Defense Logistics Agency, Philips, Trimfoot, Bruce Power, CenturyLink, Premier Medical Group, SMA Solar Technology AG, Shiseido Europe, Subway, Tata Steel, and Siemens AG

•	OpenText Buys DocumentumTM

•	OpenText Announces 2-For-1 Share Split

•	Successfully raised approximately $840 million in net proceeds from the public offering of common shares and reopening of senior unsecured fixed rate notes

•	OpenText Receives Highest Score for Digital Transformation/ Modernization Use Case in Gartner's 2016 Critical Capabilities for Enterprise Content Management

•	OpenText Named a Leader in Gartner's 2016 Magic Quadrant for Enterprise Content Management

•	OpenText Honored in Computerworld Readers Choice Awards 2016 in Both Singapore and Malaysia

Toronto Stock Exchange Listing Ticker Symbol Change
Effective on Monday, February 6, 2017, OpenText common shares listed on the Toronto Stock Exchange (TSX) as OTC will begin trading under the new ticker symbol OTEX. The change will align the Company's TSX ticker symbol with its NASDAQ ticker symbol, which remains "OTEX". No action is required to be taken by current shareholders in connection with the change and no change has been made to the Company's share capital.

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non-cumulative cash dividend program the Board declared on February 1, 2017 a cash dividend of $0.115 per common share, on a post share split basis. The record date for this dividend is March 3, 2017 and the payment date is March 23, 2017. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of our Board of Directors.

Summary of Quarterly Results
	Q2 FY17	Q1 FY17	Q2 FY16	% Change (Q2 FY17 vs Q1 FY17)		% Change (Q2 FY17 vs Q2 FY16)
Revenue (million)	$542.7	$491.7	$465.3	10.4%		16.6%
GAAP-based gross margin	69.0%	66.6%	70.0%	240	bps	(100)	bps
GAAP-based operating margin	19.7%	15.1%	23.6%	460	bps	(390)	bps
GAAP-based EPS, diluted(1)(2)	$0.18	$3.73	$0.36	(95.2)%		(50.0)%	(2)
Non-GAAP-based gross margin (3)	73.8%	71.5%	74.2%	230	bps	(40)	bps
Non-GAAP-based operating margin (3)	34.0%	30.8%	37.0%	320	bps	(300)	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$0.54	$0.43	$0.50	25.6%		8.0%

Summary of Year to Date Results
	Q2 FY17 YTD	Q2 FY16 YTD	% Change
Revenue (million)	$1,034.4	$899.9	14.9%
GAAP-based gross margin	67.9%	68.9%	(100)	bps
GAAP-based operating margin	17.5%	20.7%	(320)	bps
GAAP-based EPS, diluted(1)(2)	$3.89	$0.53	634.0%
Non-GAAP-based gross margin (3)	72.7%	73.4%	(70)	bps
Non-GAAP-based operating margin (3)	32.5%	35.6%	(310)	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$0.97	$0.92	5.4%
(1) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Please see note 2 "Use of Non-GAAP Financial Measures" below
(4) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm .

A replay of the call will be available beginning February 2, 2017 at 7:00 p.m. ET through 11:59 p.m. February 16, 2017 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1085 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2017 (Fiscal 2017) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines and revenue expectations regarding the ECD Business, adjusted operating income and cash flow, its financial condition, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the ECD Business, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of "OpenText Release 16" and other product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company's customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xi) the continuous commitment of the Company's customers; and (xii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Copyright ©2017 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2016	June 30, 2016
ASSETS	(unaudited)
Cash and cash equivalents	$1,722,491	$1,283,757
Short-term investments	3,238	11,839
Accounts receivable trade, net of allowance for doubtful accounts of $7,903 as of December 31, 2016 and $6,740 as of June 30, 2016	315,562	285,904
Income taxes recoverable	19,232	31,752
Prepaid expenses and other current assets	58,129	59,021
Total current assets	2,118,652	1,672,273
Property and equipment	179,044	183,660
Goodwill	2,597,685	2,325,586
Acquired intangible assets	772,534	646,240
Deferred tax assets	1,078,548	241,161
Other assets	66,905	53,697
Deferred charges	59,598	22,776
Long-term income taxes recoverable	9,225	8,751
Total assets	$6,882,191	$5,154,144
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$245,506	$257,450
Current portion of long-term debt	8,000	8,000
Deferred revenues	364,872	373,549
Income taxes payable	24,770	32,030
Total current liabilities	643,148	671,029
Long-term liabilities:
Accrued liabilities	30,309	29,848
Deferred credits	6,820	8,357
Pension liability	55,827	61,993
Long-term debt	2,389,826	2,137,987
Deferred revenues	47,119	37,461
Long-term income taxes payable	146,845	149,041
Deferred tax liabilities	72,121	79,231
Total long-term liabilities	2,748,867	2,503,918
Shareholders' equity:
Share capital
263,000,896 and 242,809,354 Common Shares issued and outstanding at December 31, 2016 and June 30, 2016, respectively; authorized Common Shares: unlimited	1,416,644	817,788
Additional paid-in capital	158,975	147,280
Accumulated other comprehensive income	39,884	46,310
Retained earnings	1,894,802	992,546
Treasury stock, at cost (917,372 shares at December 31, 2016 and 1,267,294 at June 30, 2016, respectively)	(20,709)	(25,268)
Total OpenText shareholders' equity	3,489,596	1,978,656
Non-controlling interests	580	541
Total shareholders' equity	3,490,176	1,979,197
Total liabilities and shareholders' equity	$6,882,191	$5,154,144

As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Condensed Consolidated Financial Statements are presented on a post share split basis.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Revenues:
License	$97,764	$81,856	$158,420	$133,187
Cloud services and subscriptions	175,061	149,099	344,748	296,889
Customer support	219,656	184,137	429,862	369,804
Professional service and other	50,228	50,255	101,343	100,002
Total revenues	542,709	465,347	1,034,373	899,882
Cost of revenues:
License	2,391	2,029	6,236	4,710
Cloud services and subscriptions	73,150	58,918	143,442	117,834
Customer support	27,349	21,689	53,087	42,197
Professional service and other	40,295	38,375	81,638	76,439
Amortization of acquired technology-based intangible assets	24,848	18,731	47,983	38,614
Total cost of revenues	168,033	139,742	332,386	279,794
Gross profit	374,676	325,605	701,987	620,088
Operating expenses:
Research and development	64,721	45,710	123,293	92,150
Sales and marketing	102,651	85,875	197,799	163,820
General and administrative	39,914	33,767	78,111	69,336
Depreciation	15,301	13,330	30,571	26,244
Amortization of acquired customer-based intangible assets	33,815	27,793	67,423	55,598
Special charges	11,117	9,088	23,571	26,425
Total operating expenses	267,519	215,563	520,768	433,573
Income from operations	107,157	110,042	181,219	186,515
Other income (expense), net	(3,558)	961	3,141	(3,952)
Interest and other related expense, net	(27,743)	(19,187)	(55,018)	(38,233)
Income before income taxes	75,856	91,816	129,342	144,330
Provision for (recovery of) income taxes	30,822	4,074	(828,603)	15,276
Net income for the period	$45,034	$87,742	$957,945	$129,054
Net (income) attributable to non-controlling interests	(12)	(56)	(39)	(82)
Net income attributable to OpenText	$45,022	$87,686	$957,906	$128,972
Earnings per share—basic attributable to OpenText	$0.18	$0.36	$3.92	$0.53
Earnings per share—diluted attributable to OpenText	$0.18	$0.36	$3.89	$0.53
Weighted average number of Common Shares outstanding—basic	245,653	242,492	244,282	243,398
Weighted average number of Common Shares outstanding—diluted	247,501	243,584	246,123	244,432
Dividends declared per Common Share	$0.1150	$0.1000	$0.2300	$0.2000
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Condensed Consolidated Financial Statements are presented on a post share split basis.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net income for the period	$45,034	$87,742	$957,945	$129,054
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	(11,526)	(2,751)	(10,307)	(1,028)
Unrealized gain (loss) on cash flow hedges:
Unrealized (loss) - net of tax (recovery) effect of ($252) and ($515) for the three months ended December 31, 2016 and 2015, respectively; ($380) and ($1,737) for the six months ended December, 31 2016 and 2015, respectively	(698)	(1,429)	(1,053)	(4,819)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($33) and $294 for the three months ended December 31, 2016 and 2015, respectively; ($38) and $478 for the six months ended December 31, 2016 and 2015, respectively	(91)	814	(108)	1,326
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain - net of tax expense (recovery) effect of $1,077 and ($92) for the three months ended December 31, 2016 and 2015, respectively; $484 and $210 for the six months ended December 31, 2016 and 2015, respectively	2,823	648	4,361	1,761
Amortization of actuarial loss into net income - net of tax recovery effect of $57 and $34 for the three months ended December 31, 2016 and 2015, respectively; $119 and $66 for the six months ended December 31, 2016 and 2015, respectively	134	90	281	173
Unrealized net gain on short-term investments - net of tax effect of nil for the three and six months ended December 31, 2016 and 2015, respectively	512	120	400	135
Total other comprehensive income (loss), net, for the period	(8,846)	(2,508)	(6,426)	(2,452)
Total comprehensive income	36,188	85,234	951,519	126,602
Comprehensive (income) attributable to non-controlling interests	(12)	(56)	(39)	(82)
Total comprehensive income attributable to OpenText	$36,176	$85,178	$951,480	$126,520

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income for the period	$45,034	$87,742	$957,945	$129,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	73,964	59,854	145,977	120,456
Share-based compensation expense	7,572	6,581	15,712	13,114
Excess tax (benefits) on share-based compensation expense	(537)	(256)	(542)	(40)
Pension expense	871	1,158	2,061	2,325
Amortization of debt issuance costs	1,331	1,156	2,654	2,312
Amortization of deferred charges and credits	2,146	1,981	4,292	4,598
Loss on sale and write down of property and equipment	—	890	—	890
Deferred taxes	7,591	(3,685)	(868,233)	(7,869)
Share in net (income) of equity investees	(464)	—	(5,993)	—
Other non-cash charges	—	—	1,033	—
Changes in operating assets and liabilities:
Accounts receivable	(15,713)	(41,226)	456	10,880
Prepaid expenses and other current assets	13,074	(5,221)	11,885	613
Income taxes and deferred charges and credits	(12,841)	(3,503)	(9,620)	294
Accounts payable and accrued liabilities	6,604	33,503	(23,995)	(14,819)
Deferred revenue	(21,633)	(16,280)	(47,742)	(48,673)
Other assets	20	1,242	(5,420)	3,523
Net cash provided by operating activities	107,019	123,936	180,470	216,658
Cash flows from investing activities:
Additions of property and equipment	(11,609)	(12,702)	(32,274)	(29,899)
Proceeds from maturity of short-term investments	—	3,069	9,212	5,324
Purchase of HP Inc. CCM Business	(2,802)	—	(315,000)	—
Purchase of Recommind, Inc.	—	—	(170,107)	—
Purchase of HP Inc. CEM Business	—	—	(7,289)	—
Purchase of ANXe Business Corporation	143	—	143	—
Purchase of Daegis Inc., net of cash acquired	—	(22,146)	—	(22,146)
Purchase consideration for acquisitions prior to Fiscal 2016	—	(43)	—	(9,859)
Other investing activities	(440)	(2,754)	(563)	(3,680)
Net cash used in investing activities	(14,708)	(34,576)	(515,878)	(60,260)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	537	256	542	40
Proceeds from issuance of long-term debt	256,875	—	256,875	—
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	5,391	2,736	10,701	7,988
Proceeds from issuance of Common Shares under public Equity Offering	604,223	—	604,223	—
Repayment of long-term debt and revolver	(2,000)	(2,000)	(4,000)	(4,000)
Debt issuance costs	(2,825)	—	(4,155)	—
Equity issuance costs	(18,127)	—	(18,127)	—
Common Shares repurchased	—	(15,483)	—	(65,509)
Purchase of treasury stock	—	(10,627)	—	(10,627)
Payments of dividends to shareholders	(27,859)	(24,216)	(55,650)	(47,528)
Net cash provided by (used in) financing activities	816,215	(49,334)	790,409	(119,636)
Foreign exchange gain (loss) on cash held in foreign currencies	(20,979)	(4,848)	(16,267)	(10,798)
Increase in cash and cash equivalents during the period	887,547	35,178	438,734	25,964
Cash and cash equivalents at beginning of the period	834,944	690,785	1,283,757	699,999
Cash and cash equivalents at end of the period	$1,722,491	$725,963	$1,722,491	$725,963

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP).These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS are calculated as net income or earnings per share on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2016. (In thousands except for per share amounts)
	Three Months Ended December 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$73,150		$(211)	(1)	$72,939
Customer support	27,349		(270)	(1)	27,079
Professional service and other	40,295		(468)	(1)	39,827
Amortization of acquired technology-based intangible assets	24,848		(24,848)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	374,676	69.0%	25,797	(3)	400,473	73.8%
Operating expenses
Research and development	64,721		(1,995)	(1)	62,726
Sales and marketing	102,651		(2,329)	(1)	100,322
General and administrative	39,914		(2,299)	(1)	37,615
Amortization of acquired customer-based intangible assets	33,815		(33,815)	(2)	—
Special charges (recoveries)	11,117		(11,117)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	107,157	19.7%	77,352	(5)	184,509	34.0%
Other income (expense), net	(3,558)		3,558	(6)	—
Provision for (recovery of) income taxes	30,822		(7,319)	(7)	23,503
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	45,022		88,229	(8)	133,251
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.18		$0.36	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 41% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$45,022	$0.18
Add:
Amortization	58,663	0.24
Share-based compensation	7,572	0.03
Special charges (recoveries)	11,117	0.04
Other (income) expense, net	3,558	0.01
GAAP-based provision for (recovery of ) income taxes	30,822	0.12
Non-GAAP-based provision for income taxes	(23,503)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$133,251	$0.54

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2016. (In thousands except for per share amounts)
	Six Months Ended December 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$143,442		$(571)	(1)	$142,871
Customer support	53,087		(505)	(1)	52,582
Professional service and other	81,638		(913)	(1)	80,725
Amortization of acquired technology-based intangible assets	47,983		(47,983)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	701,987	67.9%	49,972	(3)	751,959	72.7%
Operating expenses
Research and development	123,293		(3,738)	(1)	119,555
Sales and marketing	197,799		(5,149)	(1)	192,650
General and administrative	78,111		(4,836)	(1)	73,275
Amortization of acquired customer-based intangible assets	67,423		(67,423)	(2)	—
Special charges (recoveries)	23,571		(23,571)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	181,219	17.5%	154,689	(5)	335,908	32.5%
Other income (expense), net	3,141		(3,141)	(6)	—
Provision for (recovery of) income taxes	(828,603)		870,698	(7)	42,095
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	957,906		(719,150)	(8)	238,756
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$3.89		$(2.92)	(8)	$0.97

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 641% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$957,906	$3.89
Add:
Amortization	115,406	0.47
Share-based compensation	15,712	0.06
Special charges (recoveries)	23,571	0.10
Other (income) expense, net	(3,141)	(0.01)
GAAP-based provision for (recovery of) income taxes	(828,603)	(3.37)
Non-GAAP based provision for income taxes	(42,095)	(0.17)
Non-GAAP-based net income, attributable to OpenText	$238,756	$0.97

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2016. (In thousands except for per share amounts)
	Three Months Ended September 30, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$70,292		$(360)	(1)	$69,932
Customer support	25,738		(235)	(1)	25,503
Professional service and other	41,343		(445)	(1)	40,898
Amortization of acquired technology-based intangible assets	23,135		(23,135)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	327,311	66.6%	24,175	(3)	351,486	71.5%
Operating expenses
Research and development	58,572		(1,743)	(1)	56,829
Sales and marketing	95,148		(2,820)	(1)	92,328
General and administrative	38,197		(2,537)	(1)	35,660
Amortization of acquired customer-based intangible assets	33,608		(33,608)	(2)	—
Special charges (recoveries)	12,454		(12,454)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	74,062	15.1%	77,337	(5)	151,399	30.8%
Other income (expense), net	6,699		(6,699)	(6)	—
Provision for (recovery of) income taxes	(859,425)		878,017	(7)	18,592
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	912,884		(807,379)	(8)	105,505
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$3.73		$(3.30)	(8)	$0.43

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1,607% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$912,884	$3.73
Add:
Amortization	56,743	0.23
Share-based compensation	8,140	0.03
Special charges (recoveries)	12,454	0.05
Other (income) expense, net	(6,699)	(0.03)
GAAP-based provision for (recovery of ) income taxes	(859,425)	(3.51)
Non-GAAP-based provision for income taxes	(18,592)	(0.07)
Non-GAAP-based net income, attributable to OpenText	$105,505	$0.43

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2015. (In thousands except for per share amounts)
	Three Months Ended December 31, 2015
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$58,918		$(158)	(1)	$58,760
Customer support	21,689		(258)	(1)	21,431
Professional service and other	38,375		(386)	(1)	37,989
Amortization of acquired technology-based intangible assets	18,731		(18,731)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	325,605	70.0%	19,533	(3)	345,138	74.2%
Operating expenses
Research and development	45,710		(736)	(1)	44,974
Sales and marketing	85,875		(2,715)	(1)	83,160
General and administrative	33,767		(2,328)	(1)	31,439
Amortization of acquired customer-based intangible assets	27,793		(27,793)	(2)	—
Special charges (recoveries)	9,088		(9,088)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	110,042	23.6%	62,193	(5)	172,235	37.0%
Other income (expense), net	961		(961)	(6)	—
Provision for (recovery of) income taxes	4,074		26,480	(7)	30,554
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	87,686		34,752	(8)	122,438
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.36		$0.14	(8)	$0.50

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 4% and a Non-GAAP-based tax rate of approximately 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2015
		Per share diluted
GAAP-based net income, attributable to OpenText	$87,686	$0.36
Add:
Amortization	46,524	0.19
Share-based compensation	6,581	0.03
Special charges (recoveries)	9,088	0.04
Other (income) expense, net	(961)	—
GAAP-based provision for (recovery of ) income taxes	4,074	0.02
Non-GAAP-based provision for income taxes	(30,554)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$122,438	$0.50

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2015. (In thousands except for per share amounts)
	Six Months Ended December 31, 2015
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$117,834		$(439)	(1)	$117,395
Customer support	42,197		(416)	(1)	41,781
Professional service and other	76,439		(839)	(1)	75,600
Amortization of acquired technology-based intangible assets	38,614		(38,614)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	620,088	68.9%	40,308	(3)	660,396	73.4%
Operating expenses
Research and development	92,150		(1,488)	(1)	90,662
Sales and marketing	163,820		(5,830)	(1)	157,990
General and administrative	69,336		(4,102)	(1)	65,234
Amortization of acquired customer-based intangible assets	55,598		(55,598)	(2)	—
Special charges (recoveries)	26,425		(26,425)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	186,515	20.7%	133,751	(5)	320,266	35.6%
Other income (expense), net	(3,952)		3,952	(6)	—
Provision for (recovery of) income taxes	15,276		41,049	(7)	56,325
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	128,972		96,654	(8)	225,626
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.53		$0.39	(8)	$0.92

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 11% and a Non-GAAP-based tax rate of 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of

20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2015
		Per share diluted
GAAP-based net income, attributable to OpenText	$128,972	$0.53
Add:
Amortization	94,212	0.39
Share-based compensation	13,114	0.05
Special charges (recoveries)	26,425	0.11
Other (income) expense, net	3,952	0.02
GAAP-based provision for (recovery of) income taxes	15,276	0.06
Non-GAAP based provision for income taxes	(56,325)	(0.24)
Non-GAAP-based net income, attributable to OpenText	$225,626	$0.92

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2016 and 2015:

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	25%	16%	25%	14%
GBP	7%	7%	8%	8%
CAD	4%	11%	5%	11%
USD	55%	50%	52%	50%
Other	9%	16%	10%	17%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2016		Six Months Ended December 31, 2015
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	24%	15%	24%	14%
GBP	7%	7%	9%	8%
CAD	4%	11%	4%	12%
USD	56%	51%	53%	50%
Other	9%	16%	10%	16%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).